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                                                                   EXHIBIT 10.20


        MANAGEMENT SERVICES AGREEMENT

        This MANAGEMENT SERVICES AGREEMENT ("Agreement") is made as of the 1st day of January, 1997, by and among each of the undersigned companies (the "Companies", or individually, "Company"):

                              WESTCORP ("Westcorp")
                       WESTCORP INVESTMENTS, INC. ("WII")
                       WESTRAN SERVICES CORP. ("Westran")
                   WESTERN FINANCIAL BANK. F.S.B. (the "Bank")
                            WFS FINANCIAL INC ("WFS")
                     WFS FINANCIAL AUTO LOANS, INC. ("WFAL")
                   WFS FINANCIAL AUTO LOANS 2, INC. ("WFAL2")
                         WFS INVESTMENTS, INC. ("WFSII")
                THE HAMMOND COMPANY, THE MORTGAGE BANKERS ("THC")
                     WESTERN CONSUMER SERVICES, INC. ("WCS")
                   WESTERN RECONVEYANCE COMPANY, INC. ("WRC")
                WESTERN FINANCIAL INSURANCE AGENCY, INC. ("WFIA")
                   WESTERN FINANCIAL INVESTMENTS, INC. ("WFI")
                     WESTHRIFT LIFE INSURANCE COMPANY ("WT")

        This Agreement shall replace and supersede all previous Administrative Services, Allocation or Management Agreements, if any, existing among the various Companies.

                                    RECITALS

     A. Westcorp is the sole shareholder of Westran and WII, each of which is a California corporation, and is the sole shareholder of the Bank, a federally chartered savings bank.

     B. The Bank is the majority shareholder of WFS, a California corporation, and is the sole shareholder of THC, WCS, WRC, WFIA, and WFI each of which is a California corporation, and of WT, an Arizona corporation.

     C. WFS is the sole shareholder of WFAL, WFAL2, and WFSII.

     D. Companies desire to obtain management and administrative services from each other.

     E. Companies are willing to provide such management and administrative services to each other on the terms and conditions described below.

     F. Westcorp, cognizant of the fact that WII does not have operations generating income to cover the costs related to maintaining WII, desires to reimburse or compensate the other Companies for all expenses incurred by Companies on behalf of WII for the benefit of Westcorp.

     G. WFS, cognizant of the fact that WFAL, WFAL2, and WFSII ("Subsidiaries") do not have operations generating income to cover the costs related to maintaining Subsidiaries, desires to reimburse or compensate the other Companies for all expenses incurred by Companies on behalf of Subsidiaries for the benefit of WFS.

     H. Companies desire to set forth the terms of their relationship in order to ensure that, in accordance with Office of Thrift Supervision ("OTS") regulations, each Company functions as and remains a corporate entity separate and apart from each other Company.

                                    AGREEMENT

     In consideration of the mutual promises set forth herein, and in reliance upon the recitals set forth above, the parties agree as follows:


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     1. Services Performed By One Company For the Benefit of Other Companies.
Certain services are performed by one Company ("Performing Company") for itself and for other Companies ("Benefiting Company"). These costs are not always directly traceable to each Benefiting Company; or such tracing cannot be economically or practically accomplished; or the value of such goods and services are not sufficiently substantial, as a portion of Performing Company's total expenditure for such goods and services, as to be separately calculated. Therefore, each Benefiting Company agrees that it shall reimburse Performing Company for aggregate categories of such goods and services at the rates and using the methods specified for each category in the attached Exhibit "A", as amended from time to time, which is incorporated herein and made part of this Agreement. The Companies have determined that the method and rate for each category most accurately reflect the amount of services devoted by Performing Company to each Benefiting Company. Methods and rates shall be calculated as of the effective date of this agreement and recalculated each January 1st for the upcoming year, or more frequently if a material change occurs.

     Performing Companies and the services currently provided by them are set out below. An amendment to Exhibit "A" is sufficient to amend this list.

             (a) Services Provided by Westcorp. Cash management and treasury services, hedging, tax preparation and filing, purchasing, mail services, facilities management, lease administration, security, payroll, and personnel and human resources support services.

             (b) Services Provided by the Bank. Regulatory compliance, internal asset review, and safety and soundness of asset quality.

             (c) Services Provided by WFS. Network and personal computer operations, account processing, and some legal services.

     Pursuant to Recital F, above, Westcorp shall reimburse other Companies for, or shall be directly responsible for, all direct costs incurred by a Company on behalf of WII for the benefit of Westcorp.

     Pursuant to Recital G, above, WFS shall reimburse other Companies for, or shall be directly responsible for, all direct costs incurred by a Company on behalf of WFAL, WFAL2, and WFSII for the benefit of WFS.

     2. Direct Costs. Direct costing shall be used when a specific service or product directly benefits a Company and the costs of the service or product is readily identifiable and measurable. For example, invoices from third party suppliers of goods or services, will be treated as direct costs and paid directly by Benefiting Company as incurred. Where appropriate, Companies shall enter into separate agreements for such goods and services.

     Pursuant to Recital F, above, Westcorp shall reimburse other Companies for, or shall be directly responsible for, all direct costs incurred by a Company on behalf of WII for the benefit of Westcorp.

     Pursuant to Recital G, above, WFS shall reimburse other Companies for, or shall be directly responsible for, all direct costs incurred by a Company on behalf of WFAL, WFAL2, and WFSII for the benefit of WFS.

     3. Space and Office Services. A Company, from time to time and at different times, may permit another Company to occupy certain space at specific locations owned or leased by Company. At particular locations, certain office services, including without limitation, receptionist, telecommunications, and photocopying services, may be included in the occupancy arrangement. Because locations and services may be changed or canceled and additional locations and services may be requested and provided, locations, services and the compensation for them are as set forth in Exhibit "B", as amended from time to time, attached hereto and incorporated herein. WFI uses approximately 120 square feet of space in each of the Bank's retail branches for the sale of non-insured products. Pursuant to regulations,


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the space is clearly identified and separate from the retail operation. The occupancy and use of any particular space or service may be terminated by either Company with ten (10) day notice to the other Company without affecting the occupancy or use of any other space or service. There is no requirement that a Company must occupy any particular space for any particular period of time.

     Pursuant to Recital F, above, Westcorp shall reimburse other Companies for, or shall be directly responsible for, all direct costs incurred by a Company on behalf of WII for the benefit of Westcorp.

     Pursuant to Recital G, above, WFS shall reimburse other Companies for, or shall be directly responsible for, all direct costs incurred by a Company on behalf of WFAL, WFAL2, and WFSII for the benefit of WFS.

     4. Director/Officer Costs. An employee of Westcorp ("Executive") devotes substantially all his time to other Companies and each Benefiting Company recognizes it should reimburse Westcorp for time spent by Executive on Benefiting Company's business. The allocation of Executive's compensation to each Benefiting Company is included in Exhibit "A".

     Certain employees of the Companies serve as directors and officers of other Companies in addition to their regular job functions or devote a substantial amount of their time to other Companies' business. Their salaries and benefits are paid by their employer ("Employer"). Therefore, this Agreement provides for Benefiting Company to reimburse Employer on a monthly basis for that portion of the time spent by employees on Benefiting Company's business. This service will be provided by Employer to Benefiting Company on a flat fee basis for officers and directors and is intended to cover those instances where specific employees devote more than an incidental or indivisible segment of time to the affairs of Company in the capacity of an officer or director. In those instances where employees spend a substantial amount of time on a Company's business, the service is provided on a direct cost basis. The flat fee shall be an hourly rate, which is a blended rate calculated as the average compensation of all employees except Executive, regardless of their Employer, who serve as officers and directors of Companies. Because the directors and officers change from time to time, as will the calculation of the fee, the specific persons and current fee are shown on Exhibit "C", as amended from time to time, attached hereto and incorporated herein by reference. Each person shall estimate the number of hours per month which he/she devotes to a Company as an officer or director thereof and shall notify the controller of his/her Company annually or upon any material change in the estimate.

     Pursuant to Recital F, above, Westcorp shall reimburse other Companies for, or shall be directly responsible for, all Director/Officer costs incurred by a Company on behalf of WII for the benefit of Westcorp.

     Pursuant to Recital G, above, WFS shall reimburse other Companies for, or shall be directly responsible for, all Director/Officer costs incurred by a Company on behalf of WFAL, WFAL2, and WFSII for the benefit of WFS.

     5. Reconveyance Fees. WRC is trustee on trust deeds loans made by the Bank and provides reconveyance services to the Bank. WRC also provides reconveyance services on real estate loans made by THC. The Bank, for itself and for THC, shall pay a fee to WRC, which shall not exceed the maximum allowable statutory fee, for each reconveyance processed by WRC. The current fee is set at $65.00 per reconveyance. This fee is payable whether or not the Bank or THC, as beneficiary under the trust deeds being reconveyed, is paid by the subject borrowers. In the event any such reconveyance fees are paid directly to WRC or THC by third parties, such receipts shall be credited to the Bank for fees due under this Paragraph.

     6. Time and Method of Payment. Reimbursement for allocated costs shall be payable by each Company to others Companies on a monthly basis by the 20th day of each month for expenses and costs incurred during the prior


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month. The Accounting Department of each Company under the direction of the
Controller shall administer the reimbursement and reflect the reimbursement on the separate books and records of each Company.

     7. Term.

             7.1 This Agreement shall commence as of the date stated above and shall continue until terminated by the parties.

             7.2 This Agreement may be terminated immediately for breach of any covenant, obligation, or duty herein contained or for violation of law, ordinance, statute, rule or regulation (collectively referred to as "law") governing the conduct of any party hereto.

             7.3 Termination shall not affect the obligations of the Companies with respect to any event occurring before termination. Each Company shall be bound by and responsible for any transaction or expense properly agreed to or incurred by another Company in connection with services performed hereunder but not settled, paid or reimbursed prior to the date of any such termination. Upon termination of this Agreement, the fee referred to above will be prorated, but the due date thereof shall not be changed.

     8. Representations and Warranties of Company. Each Company on its behalf alone represents and warrants to and for the benefit of other Companies as follows:

             8.1 Corporate Existence and Qualifications. Company is a corporation or association duly organized, validly existing and in good standing under the laws of the United States or of the States of California or Arizona, as applicable, with full corporate power to own its properties and to carry on its business as now owned and operated by Company.

             8.2 Licenses; Compliance with Laws. Company has all licenses, franchises, permits and authorizations necessary for the lawful conduct by Company of its business. Company has not violated, and is not in violation of, any such licenses, franchises, permits or authorizations or any applicable statutes, laws, ordinances, rules or regulations of any federal, state, or local governmental bodies, agencies or subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations.

     9. Covenants Regarding Corporate Existence.

             9.1 Preservation of Corporate Existence and Qualifications. Each Company shall keep in full effect its existence, rights and franchises as a corporation or association under the laws of the jurisdiction in which organized and will obtain and preserve its qualifications to carry on business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary.

             9.2 Observation of Corporate Formalities. Each Company shall at all times observe the applicable legal requirements for the recognition of Company as a corporate entity separate and apart from any other Company, including without limitation the following:

                  (a) Each Company shall maintain corporate records and books of account separate from those of other Companies;

                  (b) Each Company shall not at any time commingle its funds with those of other Companies;

                  (c) Each Company shall hold meetings of its Board of Directors as appropriate to authorize its corporate actions;

                  (d) Each Company shall hold meetings of its shareholder(s) as appropriate and as required by the Corporations Code of the jurisdiction in which organized to authorize its corporate actions;


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                  (e) Each Company shall file all reports required by the
Secretary of State in all jurisdictions in which Company is licensed or qualified, including the annual statement by whatever name denominated, in a timely manner; and

                  (f) Each Company shall ensure that yearly franchise taxes are paid in a timely manner so as to maintain its corporate existence uninterrupted.

             9.3 Advertising. Each Company will at all times hold itself out to the public as an entity separate from any other Company and its advertising and marketing shall reflect such separate corporate existence.

             9.4 OTS Regulations. Each Company shall comply with all applicable OTS regulations. If required by 12 C.F.R. Section 563.37(b), any instrument evidencing borrowing by Company shall indicate that no other Company is responsible for any such debt.

     10. Liability; Consultation with Counsel. No Performing Company shall assume responsibility or liability with respect to the business or affairs of another Company except to the extent provided for in this Agreement. Each Benefiting Company under this Agreement ("Indemnitor") shall indemnify, defend and hold harmless the Performing Companies against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (collectively the "Claims), including without limitation interest penalties and attorney's fees, that such Performing Company shall incur or suffer, which arise, result from or relate to (i) conduct by Indemnitor of its business and operations and (ii) breach by Indemnitor of its obligations pursuant to this Agreement. Notwithstanding anything contained herein to the contrary, Indemnitor's obligations pursuant to this section shall not be applicable to Claims arising directly from Performing Company's bad faith, gross negligence or willful misconduct. This Agreement shall create no right, benefit or privilege in favor of any person not a party hereto, and no person not a party hereto shall have any recourse against Performing Company for any advice, service or facility provided or omitted by Performing Company pursuant to this Agreement. Performing Company may consult with legal counsel (who may also be counsel to Indemnitor) concerning any questions that may arise with respect to its duties and obligations hereunder, and it shall be fully protected in respect of any action taken or omitted by it hereunder in good faith reliance on any opinion of such counsel with respect to any such duty or obligation.

     11. General.

             11.1 This Agreement may be modified, amended or superseded in whole or in part, at any time, by a writing executed by the parties hereto.

             11.2 This Agreement shall be governed by the laws of California, except to the extent any such laws are superseded by federal law or regulation.

             11.3 This Agreement may be executed in counterparts, all of which, taken together shall constitute one agreement.

             11.4 No Company shall assign this Agreement without the prior written consent of the other Companies, which consent shall not unreasonably be withheld.

             Wherefore, the undersigned have executed this Agreement on the date set forth below to be effective as of the date first set forth above.

WESTCORP

By: /s/ ERNEST S. RADY                                    Date: March 31, 1997
    ---------------------------------------
    Ernest S. Rady, President & Chief Executive Officer


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WESTCORP INVESTMENTS, INC.

By: /s/ MARK OLSON                                Date: March 31, 1997
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        Mark Olson, Vice President

WESTRAN SERVICES CORP.

By: /s/ ALLEN D. GARRETT                          Date: March 31, 1997
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        Allen D. Garrett, President

WESTERN FINANCIAL BANK, F.S.B.

By: /s/ DONALD H. KASLE                           Date: March 31, 1997
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        Donald H. Kasle, President

WFS FINANCIAL INC

By: /s/ JOY SCHAEFER                              Date: March 31, 1997
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        Joy Schaefer, President

WFS FINANCIAL AUTO LOANS, INC.

By: /s/ JAMES R. DOWLAN                           Date: March 31, 1997
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        James R. Dowlan, President

WFS FINANCIAL AUTO LOANS 2, INC

By: /s/ JAMES R. DOWLAN                           Date: March 31, 1997
    ----------------------------------------
        James R. Dowlan, President

WFS INVESTMENTS, INC.

By: /s/ MARK OLSON                                Date: March 31, 1997
    ----------------------------------------
        Mark Olson, Vice President

THE HAMMOND COMPANY, THE MORTGAGE BANKERS

By: /s/ ARTHUR W. ALVAREZ                         Date: March 31, 1997
    ----------------------------------------
        Arthur W. Alvarez, President

WESTERN CONSUMER SERVICES, INC.

By: /s/ THOMAS E. BLEE                            Date: March 31, 1997
    ----------------------------------------
        Thomas E. Blee, President

WESTERN RECONVEYANCE COMPANY, INC.

By: /s/ BARBARA J. DARLING                        Date: March 31, 1997
    ----------------------------------------
        Barbara J. Darling, President

WESTERN FINANCIAL INSURANCE AGENCY, INC.


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By: /s/ KATHERINE M. SALTZMAN                        Date: March 31, 1997
    ----------------------------------------
        Katherine M. Saltzman, President


WESTERN FINANCIAL INVESTMENTS, INC.

By: /s/ BRETT W. GROSS                               Date: March 31, 1997
    ----------------------------------------
        Brett W. Gross, President


WESTHRIFT LIFE INSURANCE COMPANY

By: /s/ JAMES R. DOWLAN                              Date: March 31, 1997
    ----------------------------------------
        James R. Dowlan, President



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